Exhibit 10.85

CONFIDENTIALTREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

EXECUTION COPY
AGREEMENT FOR REIMBURSEMENT OF CAPITAL EXPENDITURE AND SERVICE FEES

BETWEEN

AESICA QUEENBOROUGH LIMITED

And

OPIANT PHARMACEUTICALS INC

relating to the development, manufacture and supply of a device capable of administering Nalmefene hydrochloride

Exhibit 10.85

Contents
CLAUSE

1.	DEFINITIONS AND INTERPRETATION

2.	AESICA EXPENDITURE

3.	PROMISE TO REIMBURSE

4.	PAYMENT

5.	DEFAULT INTEREST

6.	REPAYMENT OF REIMBURSEMENT

7.	CHANGES TO SCHEDULE 1

8.	ASSIGNMENT

9.	CONFIDENTIALITY

10.	MISCELLANEOUS

11.	GOVERNING LAW AND JURISDICTION

12.	ENTIRE AGREEMENT

Schedule 1: Capital and Service Fee Expenditure

Exhibit 10.85

THIS AGREEMENT FOR REIMBURSEMENT OF CAPITAL EXPENDITURE AND SERVICE FEES IS MADE                        SEPTEMBER 7, 2018
BETWEEN

(1)	OPIANT PHARMACEUTICALS, INC., with offices at 201 Santa Monica Blvd., Suite 500, Santa Monica, California, 90401, USA (“Opiant”), and

(2)
AESICA QUEENBOROUGH LIMITED, a company incorporated and registered in England and Wales with company number 06350087 whose registered office is at Suite B Breakspear Park, Breakspear Way, Hemel Hempstead, Hertfordshire, England, HP2 4TZ (“Aesica ”).

BACKGROUND

(A)
Opiant and Aesica are parties to that certain Development Agreement dated on or about the date hereof (the “Development Agreement”) for the development manufacture and supply of a device capable of administering Nalmefene hydrochloride (“Nalmefene Finished Product”)

(B)
In order to meet Opiant’s timelines for the commercial manufacture and commercial launch of the Nalmefene Finished Product, it may be necessary for Aesica and/or its Affiliate to incur certain capital expenditure and associated service fees before the parties negotiate a definitive agreement for the commercial supply of Nalmefene Finished Product (a “Supply Agreement”).

(C)
The capital expenditure to be incurred by Aesica and/or its Affiliate comprises the Tooling Fees, the Equipment Fees and the Facility Alteration Fees (each as defined below). In addition, Aesica will incur the Service Fees (as defined below). Such total expenditure amounts to [***] unless the parties agree to revise the table at Schedule 1 in accordance with clause 7 below.

(D)
In consideration for Aesica and/or its Affiliate incurring the Tooling Fees, Equipment Fees, Facility Alteration Fees and Service Fees, Opiant agrees to, upon the occurrence of certain events, reimburse Aesica for a portion of those costs as set forth in this agreement (“Reimbursement Agreement”).

(E)	All capitalized terms used but not defined herein shall have the meaning given to them in the Development Agreement.

Exhibit 10.85

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Reimbursement Agreement, where the context so admits, the following words and expressions shall have the following meanings:
“Aesica Fault Termination” means those circumstances where Opiant terminates the Development Agreement pursuant to any of clauses 18.2(a) – 18.2(g) of the Development Agreement (inclusive);
“Cumulative Amount” means the total amount of the Tooling Fees, Equipment Fees, Facility Alteration Fees and/or Service Fees (as appropriate) incurred by Aesica as at the relevant Quarter, such Cumulative Amounts being set out in the second, seventh, ninth and eleventh rows of the table attached at Schedule 1 (as such table may be updated from time to time by the Parties in accordance with clause 7), less any such Tooling Fees, Equipment Fees, Facility Alteration Fees and/or Service Fees that can be unconditionally cancelled by or refunded to Aesica as of the Trigger Date;
“Development Agreement” has the meaning given to it in Recital (A);
“Effective Date” means the date of this Agreement;
“Equipment” means the metrology and spray analysis equipment, mold presses and equipment, filling and stoppering equipment and device assembly equipment required to be purchased by Aesica for the purposes of supporting the commercial manufacture of the Nalmefene Finished Product;
“Equipment Fees” means the amounts to be paid by Aesica on Equipment per Quarter as set out in the third, fourth, fifth and sixth rows of the table set out at Schedule 1 (as such table may be updated from time to time by the Parties in accordance with clause 7);
“Facility Alterations” means the alterations to Aesica’s and/or its Affiliates’ facilities required to be undertaken by Aesica for the purposes of supporting the commercial manufacture of the Nalmefene Finished Product;
“Facility Alteration Fees” means the amounts to be paid by Aesica on the Facility Alternations per Quarter as set out in the eighth row of the table set out at Schedule 1 (as such table may be updated from time to time by the Parties in accordance with clause 7);
“Failure to Agree Commercial Supply” means circumstances where the Parties have not entered into a Supply Agreement despite having fulfilled all obligations set forth in Clause 9 of the Development Agreement;
“Force Majeure Termination” means those circumstances where either party has terminated the Development Agreement pursuant to clause 18.2(h) of the Development Agreement;

Exhibit 10.85

“Nalmefene Finished Product” has the meaning given to it in Recital (A);
“Opiant Fault Termination” means those circumstances where Aesica terminates the Development Agreement pursuant to any of clauses 18.2(a) – 18.2(g) of the Development Agreement (inclusive);
“Opiant No Fault Termination” means those circumstances where Opiant terminates the Development Agreement pursuant to clause 18.1 of the Development Agreement;
“Quarter” means each three (3) month period starting on 1 January, 1 April, 1 July and 1 October in each calendar year;
“Service Fees” means the amount of its labour costs per Quarter that Aesica has allocated to the project, as set out in the tenth row of the table set out at Schedule 1 (as such table may be updated from time to time by the Parties in accordance with clause 7);
“Supply Agreement” has the meaning given to it in Recital (B);
“Tooling” means the tooling required to be purchased by Aesica for the purposes of supporting the commercial manufacture of the Nalmefene Finished Product;
“Tooling Fees” means the amounts to be paid by Aesica on Tooling as set out in the first row of the table set out at Schedule 1 (as such table may be updated from time to time by the Parties in accordance with clause 7);
“Trigger Date” means the following:

(a)	Where there is a Failure to Agree Commercial Supply, the date of completion of the process set out in Clause 9 of the Development Agreement;

(b)
Where there is an Opiant Fault Termination, an Opiant No Fault Termination or a Force Majeure Termination, the date that such termination takes effect in accordance with the terms of the Development Agreement.

1.2	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

Exhibit 10.85

2.	AESICA EXPENDITURE

2.1	It is hereby acknowledged that in order to support commercialisation of the Nalmefene Finished Product, prior to negotiating a Supply Agreement with Opiant, Aesica agrees to:

(a)	purchase the Tooling and Equipment,

(a)	incur the Service Fees, and

(b)	make the Facility Alterations.

3.	PROMISE TO REIMBURSE

3.1	In consideration for Aesica purchasing the Tooling and Equipment, incurring the Service Fees and carrying out the Facility Alterations, Opiant agrees to reimburse the following amounts to Aesica:

(a)	In the event that there is a Failure to Agree Commercial Supply or a Force Majeure Termination either:

(i)	the total sum of the Cumulative Amounts of the Tooling Fees, Equipment Fees, Facility Alteration Fees and Services Fees allocated to the Quarter in which the Trigger Date occurs; or

(ii)	[***],
(whichever is lower).

(b)	In the event that there is an Opiant Fault Termination or an Opiant No Fault Termination:

(i)	the total sum of the Cumulative Amounts of the Tooling Fees, Equipment Fees, Facility Alteration Fees and Service Fees allocated to the Quarter in which the Trigger Date occurs,
(the amounts requiring to be paid under clauses 3.1(a) and 3.1(b) above each being referred to as the “Reimbursement”).

3.2	For the avoidance of doubt, Opiant shall not be expected or required to reimburse any amounts in the event of an Aesica Fault Termination.

4.	PAYMENT

4.1
Aesica shall be entitled to issue an invoice for that part of the Reimbursement that relates to Tooling Fees, Facility Alteration Fees and Service Fees from the Trigger Date, and Opiant shall pay that part

Exhibit 10.85

of the Reimbursement that relates to Tooling Fees, Facility Alteration Fees and Service Fees within 30 calendar days of the date of such invoice.

4.2
In respect of that part of the Reimbursement that relates to Equipment Fees then, for the one-hundred and eighty (180) calendar day period following the Trigger Date, Aesica shall use Diligent Efforts (as defined in the Development Agreement) to sell the Equipment purchased with such Equipment Fees to a third party. In the event that Aesica is able to sell any of the Equipment during such one-hundred and eighty (180) calendar day period then that portion of the Reimbursement that relates to Equipment Fees shall be reduced by the amount of proceeds generated from such sale. Following the expiry of the one-hundred and eighty (180) day period, Aesica shall issue an invoice to Opiant for the relevant Equipment Fees adjusted in accordance with this clause 4.2 and, if applicable, clause 3.1(a).

4.1
Aesica shall include with its invoice reasonable information and documentation (in sufficient detail, including without limitation any invoices, receipts, purchase orders or similar documentation relating to any portion of the Cumulative Amount) supporting the demand for reimbursement. Any payment due and owing by Opiant hereunder shall be paid by way of bank transfer to the bank account set out below (or such other bank account as Aesica may nominate in writing from time to time):

Bank:        Natwest Plc
Sort code:     536138
BIC (Swift):    NWBKGB2L
IBAN:        GB45 NWBK 5361 3830 3342 76

5.	DEFAULT INTEREST
Interest shall accrue on a daily basis on the undisputed amounts payable by Opiant to Aesica hereunder from the date such amounts becomes due and payable in accordance with clause 4 until the date of actual payment at the rate of three percent (3%) per annum above or the maximum rate allowed by law, if less.

6.	REPAYMENT OF REIMBURSEMENT

6.1
Notwithstanding anything to the contrary set forth in this Reimbursement Agreement, if the Trigger Date arises solely from a Failure to Agree Commercial Supply and thereafter the parties enter into a Supply Agreement or the Nalmefene Finished Product is supplied as contemplated in Article 9 of the Development Agreement in the absence of a Supply Agreement, then Aesica shall, upon demand by and at the option of Opiant, with respect to any amounts paid by Opiant pursuant to clause 4, within 30 calendar days of the demand either repay such amounts to Opiant or credit such amounts against amounts Opiant owes to Aesica for the supply of Nalmefene Finished Product.

Exhibit 10.85

6.2
If a Trigger Date occurs and Opiant makes payment of the Reimbursement pursuant to clause 4, and Aesica thereafter enters into a written agreement with a third party related to the development of the Unidose Xtra Device (as defined in the Development Agreement) for a specific purpose pursuant to which Aesica is able to use all or any portion of the Tooling, Equipment, Facility Alterations and/or work product resulting from the Service Fees (“a Third Party Agreement”), then:

(a)
If Aesica reaches the stage of first clinical supply under that Third Party Agreement (“the Repayment Trigger Date”) on or before the date that is [***] after the Trigger Date, Aesica shall repay to Opiant [***] of that portion of the corresponding Tooling Fees, Equipment Fees, Facility Alterations and/or Service Fees previously reimbursed by Opiant pursuant to clause 4 that Aesica has been able to utilise under the relevant Third Party Agreement;

(b)
If the Repayment Trigger Date occurs after the date that is [***] after the Trigger Date but on or before the date that is [***] after the Trigger Date, Aesica shall repay to Opiant [***] of that portion of the corresponding Tooling Fees, Equipment Fees, Facility Alterations and/or Service Fees previously reimbursed by Opiant pursuant to clause 4 that Aesica is able to utilise under the relevant Third Party Agreement; and

(c)
If the Repayment Trigger Date occurs after the date that is [***] after the Trigger Date but on or before the date that is [***] after the Trigger Date, Aesica shall repay to Opiant [***] of that portion of the corresponding Tooling Fees, Equipment Fees, Facility Alterations and/or Service Fees previously reimbursed by Opiant pursuant to clause 4 that Aesica is able to utilise under the relevant Third Party Agreement.

Any such repayment shall be made by Aesica to Opiant within thirty (30) days after the occurrence of the Repayment Trigger Date, and Aesica shall provide with its payment reasonable information and documentation supporting the repayment amount (subject to any third party confidentiality obligations).

7.	CHANGES TO SCHEDULE 1
Any changes to the estimated Tooling Fees, Equipment Fees, Facility Alteration Fees or Service Fees that either exceed £50,000 in respect of any one element or where the aggregate of the changes across all of the elements in any one Quarter exceeds £75,000 must be approved by Opiant in writing and in advance (such approval not to be unreasonably withheld or delayed).

Exhibit 10.85

8.	ASSIGNMENT
Prior to the parties entering into a Supply Agreement, if any, this Reimbursement Agreement may only be assigned pursuant to (and in connection with) a permitted assignment of the Development Agreement and, after entering into the Supply Agreement, only pursuant to (and in connection with) an assignment of the Supply Agreement.

9.	CONFIDENTIALITY

9.1
Article 21 (Confidentiality) of the Development Agreement is incorporated into and shall apply to the parties’ disclosure of Confidential Information (as defined in the Development Agreement) under this Reimbursement Agreement.

10.	MISCELLANEOUS

10.1
The waiver, express or implied, by any party of any right under this Reimbursement Agreement or any failure to perform or breach by another party shall not constitute or be deemed a waiver of any other right under this Reimbursement Agreement.

10.2	No amendment, change or addition hereto shall be effective or binding on any party unless reduced to writing and executed by all the parties for the time being.

10.3	Nothing in this Reimbursement Agreement shall constitute or be deemed to constitute a partnership between the parties or any of them, or a term of their employment.

10.4
Any notices given to a party under or in connection with this Reimbursement Agreement shall be in writing and shall be delivered by hand or by pre-paid first-class post or other next working day delivery service at its registered office and shall be deemed to have been received

(a)	if delivered by hand, on signature of a delivery receipt

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting;

10.5
If at any time any provision of this deed is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this deed shall not be affected or impaired thereby.

Exhibit 10.85

10.6
Each party shall do, or procure the doing, of all reasonable acts and things, and execute, or procure the execution of, all documents, as may reasonably be required to give full effect to this Reimbursement Agreement.

10.7	A person who is not a party to this Reimbursement Agreement shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

10.8
The right of the parties to terminate, rescind or agree any amendment, variation, waiver or settlement under this Reimbursement Agreement is not subject to the consent of any person that is not a party to this Reimbursement Agreement.

11.	GOVERNING LAW AND JURISDICTION
This Reimbursement Agreement shall be governed by the laws of the State of Delaware, excluding conflict of law rules. With respect to any dispute arising out of or in connection with this agreement the parties agree to exclusive jurisdiction and venue of (i) a United States federal court of competent jurisdiction sitting in the state of Delaware; or (ii) if no such court has jurisdiction, then the Delaware Superior Court and, if related to equity, the Delaware Court of Chancery.

12.	ENTIRE AGREEMENT

12.1
This Reimbursement Agreement, together with the Development Agreement, constitutes the entire agreement between the parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to the subject matter hereof.

Exhibit 10.85

This Agreement has been entered into on the Effective Date.

Signed for and on behalf of AESICA QUEENBOROUGH LIMITED by: …/s/ Manja Boerman…………………… (signature) Manja Boerman………………………… (print name) Managing Director………………………… (position)	) ) )	Signed for and on behalf of OPIANT PHARMACEUTICALS INC by: ………/s/ Roger Crystal……………… (signature) ………Roger Crystal ………………… (print name) ………Chief Executive Officer……… (position)

Exhibit 10.85

SCHEDULE 1

CAPITAL EXPENDITURE AND SERVICE FEES (£)

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED [***], IS FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION